Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-284886 and No. 333-294844 on Form S-8 of our reports dated April 22, 2026, relating to the financial statements of Pony AI Inc. and the effectiveness of Pony AI Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People's Republic of China

April 22, 2026